Exhibit 99.1

Apollo Education Group, Inc. News Release

Apollo Education Group Shareholders Approve Merger Agreement

to be Acquired by Consortium of Investors

PHOENIX & NEW YORK — (BUSINESS WIRE) — May 6, 2016 — Apollo Education Group, Inc. (NASDAQ: APOL) today announced that its shareholders have approved the merger agreement for the proposed acquisition by a consortium of investors including The Vistria Group, LLC, funds affiliated with Apollo Global Management, LLC (NYSE: APO) and the Najafi Companies.

More than 63 percent of the Class A shares voted at Apollo Education Group’s Special Meeting of Shareholders today voted in favor of the transaction, representing approximately 54 percent of all outstanding Class A shares. One hundred percent of Class B shares voted in favor of the proposals. At completion of the merger, Apollo Education Group shareholders will receive $10.00 per share in cash.

“We appreciate the support from our shareholders in approving this transaction,” said Greg Cappelli, Chief Executive Officer of Apollo Education Group. “This has been a robust process in which our Board of Directors reviewed many strategic alternatives and found this transaction to be in the best interest of all stakeholders. We believe this new ownership structure will allow Apollo Education Group to continue to transform University of Phoenix, further expand our global operations, drive operational efficiency, and serve as the leading provider of high quality education for working adults.”

Tony Miller, Partner at The Vistria Group who will become Chairman of the Apollo Education Group upon transaction close said, “We are committed to making University of Phoenix the most trusted provider of career-relevant higher education for working adults in the country. We have a vision for how to dramatically improve student outcomes while addressing the concerns from critics of the for-profit education industry. It remains our belief that success is rooted in graduating students with the knowledge and skills that employers need, in an affordable way that ensures a compelling return on their educational investment.”

The transaction is subject to financial, operational and customary closing conditions. It is also subject to foreign and domestic regulatory conditions and approvals, including by the U.S. Department of Education, the Higher Learning Commission and state regulatory and programmatic accreditation bodies. The acquisition is expected to be completed by year-end 2016.

About Apollo Education Group, Inc.

Apollo Education Group, Inc. is one of the world’s largest private education providers, serving students since 1973. Through its subsidiaries, Apollo Education Group offers undergraduate, graduate, professional development and other non-degree educational programs and services, online and on-campus principally to working learners. Its educational programs and services are offered throughout the United States and in Europe, Australia, Latin America, Africa and Asia, as well as online throughout the world. For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollo.edu.

About The Vistria Group

The Vistria Group is a Chicago, IL based private investment firm focused on investing in middle market companies in the healthcare, education, and financial services sectors. Vistria’s team is comprised of highly experienced operating partners and private equity executives with proven track records of working with management teams in building innovative market leading companies.

About Apollo Global Management

Apollo Global Management, LLC is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo Global Management had assets under management of approximately $173 billion as of March 31, 2016 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo Global Management has considerable knowledge and resources. Affiliates of Apollo Global Management have significant experience managing investments in the education sector with current and former private equity fund investments in leading companies including McGraw Hill Education, Connections Academy and Sylvan Learning Centers. The portfolio companies owned by funds managed by affiliates of Apollo Global Management are managed and operate independently from one another. For more information about Apollo, please visit www.agm.com.

About Najafi Companies

Najafi Companies is an international private investment firm based in Phoenix, Arizona, targeting education, media, consumer products, internet services, and direct marketing sectors. The firm makes highly selective investments in companies with strong management teams across a variety of industries, often in areas undergoing rapid transformation. Najafi Companies funds its investments with internally generated capital, not through a fund. The firm is able to move quickly and decisively when investing and make investments that create maximum value for the long term.

Forward-Looking Statements Safe Harbor

Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including, without limitation: (i) the timing of the completion of the merger; (ii) the failure of Parent to obtain the necessary equity financing set forth in the equity commitment letters received in connection with the merger agreement or the failure of that financing to be sufficient to complete the merger and the transactions contemplated thereby; (iii) the inability to complete the merger due to the failure to satisfy conditions to completion of the merger, including receipt of required regulatory approvals; (iv) the risk that regulatory agencies impose restrictions, limitations, costs, divestitures or other conditions in connection with providing regulatory approval of the merger; (v) the outcome of pending or potential litigation or governmental investigations; (vi) disruptions resulting from the proposed merger making it more difficult for Apollo Education Group to maintain relationships with its students, customers, employees, suppliers and strategic partners; (vii) competitive responses to the proposed merger; (viii) unexpected costs, liabilities, charges or expenses resulting from the merger; (ix) the inability to obtain, renew or modify permits in a timely manner, or comply with government regulations; (x) the inability to retain key personnel of Apollo Education Group or its subsidiaries; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Apollo Education Group to pay a termination fee; (xii) unexpected expenses or other challenges in integrating acquired businesses, student, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses; (xiii) diversion of management’s attention from ongoing business concerns; (xiv) limitations placed on Apollo Education Group’s ability to operate its business by the merger agreement; (xv) the impact of increased competition from traditional public universities and proprietary educational institutions; (xvi) the impact of the initiatives to transform the University of Phoenix into a more-focused, higher-retaining and less-complex institution, including the near-term impact on enrollment; (xvii) the impact of Apollo Education Group’s ongoing restructuring and cost-reduction initiatives; (xviii) impacts from actions taken by our regulators that could affect the University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. Federal and state student financial aid programs, including the recent requirement that all substantial changes be approved by the U.S. Department of Education in advance; (xix) further delay in the University of Phoenix’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs, or any limitations or qualifications imposed in connection with any recertification; (xx) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (xxi) changes in regulation of the U.S. education industry and eligibility of proprietary schools to participate in U.S. Federal student financial aid programs; (xxii) changes in the University of Phoenix’s enrollment or student mix; (xxiii) the impact on student enrollments of the announcement of the proposed merger and general economic conditions; (xxiv) the impact of third party claims that Apollo Education Group’s products and services infringe their intellectual property rights; and (xxv) fluctuations in non-U.S. currencies that could impact reported operating results of foreign subsidiaries. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2015, filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2015, Form 10-Q for the quarterly period ended February 29, 2016, filed with the SEC on April 7, 2016, Form 10-Q for the quarterly period ended November 30, 2015, filed with the SEC on January 11, 2016, and other filings with the SEC which are available at www.apollo.edu. The cautionary statements referred to above also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Apollo Education Group or persons acting on Apollo Education Group’s behalf. Apollo Education Group undertakes no obligation to publicly update or revise any forward-looking statements for any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, Apollo Education Group cannot guarantee future results, events, levels of activity, performance, or achievements.

Contacts:

For Apollo Education Group, Inc.:

Investors

Beth Coronelli

+1 312 660 2059

beth.coronelli@apollo.edu

Media

Brunswick Group

Tripp Kyle / Tom Maginnis

+1 212 333 3810

apollo@brunswickgroup.com

For Apollo Global Management:

Investors

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

+1 212 822 0467

gstein@apollolp.com

Noah Gunn

Investor Relations Manager

Apollo Global Management, LLC

+1 212 822 0540

ngunn@apollolp.com

Media

Charles Zehren

Rubenstein Associates, Inc.

+1 212 843 8590

czehren@rubenstein.com

For The Vistria Group:

Amy Brundage

SKDKnickerbocker

+1 202 464 6900

abrundage@skdknick.com

For The Najafi Companies:

Anne Robertson

Lavidge Company

+1 480 998 2600